Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. (33-60092) on Form  S-8 of our report dated June 2, 2010, with respect to the financial statements and schedule of KEMET Employees’ Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

June 2, 2010